Exhibit 99.1

FOR IMMEDIATE RELEASE

First Data Announces Offering of $785 Million Senior Unsecured Notes

ATLANTA, Jan. 30, 2013 — First Data Corporation (“First Data”) today announced that it intends to offer $785 million aggregate principal amount of senior unsecured notes due 2021 (the “Notes”), subject to market conditions.  First Data intends to use the proceeds from the offering to repurchase any and all of its outstanding 10.55% PIK senior unsecured notes due 2015 and to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.”  You can identify forward-looking statements because they contain words such as “believes” and “expects.”  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under the caption “Risk Factors.”

Contact

Chip Swearngan

Senior Vice President, Global Communications & Investor Relations

First Data

404-890-3000

investor.relations@firstdata.com

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